                                                                    EXHIBIT 99.6

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  SCHEDULE 13D

                   UNDER THE SECURITIES EXCHANGE ACT OF 1934

                            (AMENDMENT NO.   1  )*
                                           -----


                              SUN SPORTWEAR, INC.
         -------------------------------------------------------------
                               (Name of Issuer)

                                 COMMON STOCK
              ---------------------------------------------------
                        (Title of Class of Securities)

                                  866875 10 7
                   -----------------------------------------
                                 (CUSIP Number)

                           STANLEY A. CARLSON, ESQ.
             701 Fifth Avenue, Floor 56, Seattle, Washington 98104
   ---------------------------------------------------------------------------
         (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                               December 23, 1992
                   -------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with this statement [_]. (A fee is not required only if the filing person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

-----------------------                                  ---------------------
 CUSIP NO. 866875 10 7                                     PAGE 1 OF 5 PAGES
-----------------------                                  ---------------------

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
      1.  Seattle-First National Bank
      2.  Seafirst Corporation
      3.  Bankamerica Corporation
------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
      N/A                                                       (b) [_]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
 4    SOURCE OF FUNDS*
      00


------------------------------------------------------------------------------
 5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) or 2(e)                                                   [_]


------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      1.  National Banking Association              3. Delaware Corporation
      2.  Washington Corporation

------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            3,800,000

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          7,500 (directly owned by Herman Sarkowsky, director
     OWNED BY             of Seafirst Corporation)
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             3,800,000

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                          7,500 (directly owned by Herman Sarkowsky, director of Seafirst Corporation)
------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      3,807,500 (Reporting persons disclaim beneficial ownership of the 7,500 shares held directly by Herman Sarkowsky.
------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12                                                                         [_]


------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11
13
      67.8%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      1.  BK            3.  CO
      2.  CO
------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

Item 1.  Security and Issuer

     This Schedule 13D relates to the Common Stock, no par value, ("Common Stock") of Sun Sportswear, Inc. ("Issuer" or "Company") whose principal offices are located at 6520 South 190th Street, Kent, Washington 98032.

     The name and address of the principal executive officers of the Issuer are:

          Randolph H. Clark, President
          6520 South 190th Street
          Kent, WA  98032

          L. Kaye Counts, Chiefs Operating Officer
          6520 South 190th Street
          Kent, WA  98032

          Robert L. Buchanan, Vice President Manufacturing
          6520 South 190th Street
          Kent, WA  98032

          Kevin James, Vice President Finance
          6520 South 190th Street
          Kent, WA  98032

Item 2.  Identity and Background

     (a.1)  SEATTLE-FIRST NATIONAL BANK (the "Bank")
            701 Fifth Avenue, Floor 56
            Seattle, Washington  98104

     (b.1) STATE OF INCORPORATION: A national banking association organized and existing under the laws of the United States.

     (c.1) PRINCIPAL BUSINESS: A national banking association engaged in commercial banking.

     (a.2) SEAFIRST CORPORATION ("SeaFirst" - owner of 100% of the issued and outstanding Common Stock of the Bank, except for directors' qualifying shares).
            701 Fifth Avenue, Floor 56
            Seattle, Washington  98104

     (b.2)  STATE OF INCORPORATION: Washington

     (c.2)  PRINCIPAL BUSINESS: Bank Holding Company

     (a.3) BANKAMERICA CORPORATION ("BankAmerica" - owner of 100% of the issued and outstanding common stock of SeaFirst).

     (b.3)  STATE OF INCORPORATION: Delaware

     (c.3)  PRINCIPAL BUSINESS: Bank Holding Company

                                                               Page 2 of 5 Pages

     (d) - (e) Neither the Bank, SeaFirst or BankAmerica (collectively referred to as the "Corporations"), nor, to the best knowledge of the Corporations, any of the directors or executive officers of the Corporations, during the last five years, was a party to a criminal proceeding (excluding traffic violations or similar misdemeanors) of a judicial or administrative body of competent jurisdiction as a result of which any such entity or individual was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation of such laws.

     NOTE: See Attachment A for information relating to directors and executive officers of the Corporations.

Item 3:   Source and Amount of Funds or Other Consideration

     The Bank is acquiring the Common Stock of the Issuer pursuant to the terms of a certain Loan Modification and Satisfaction Agreement dated December 23, 1992 by and among David A. Sabey and Sandra L. Sabey, husband and wife ("Sabey"), Sabey Corporation, a Washington corporation ("Sabey Corp."), Taylor Way Properties, Inc., a Washington corporation ("Taylor Way"), and Seattle-First National Bank (the "Bank") (the "Agreement").

     Sabey, Sabey Corp. and Taylor Way (the "Borrowers") are indebted to the Bank pursuant to the terms and conditions of certain loans made by the Bank, certain of such loans which are in default and are secured by the stock of the Issuer held by Sabey (the "Loans").

     Pursuant to the terms of the Agreement, the parties agreed to the partial discharge of such Loans through the transfer to the Bank of certain assets owned by the Borrowers, including the Common Stock of the Issuer held by Sabey.

Item 4:   Purpose of Transaction

     (a) - (c) The purpose of the acquisition is to transfer the Common Stock held by Sabey and pledged to the Bank in partial discharge of the Loans. The Bank presently intends to allow NationsBank Investment Banking Co., located in North Carolina, ("NationsBank") to continue its efforts to sell the Company or find an appropriate merger partner. NationsBank was hired by the Company earlier this year for such purpose.

     (d) The Bank has no present intentions to change the current Board of Directors or management, except to fill the vacancy of David Sabey who will resign as Chairman of the Board no later than January 22, 1993, and to fill any other vacancies that may occur.

                                                               Page 3 of 5 Pages

        (e) - (f) The Bank does not presently intend any material change in the present capitalization or dividend policy of the Issuer or any other material change in the Issuer's business or corporate structure.

        (g) The Bank does not presently intend to change the Issuer's Articles, Bylaws or other instruments relating thereto. To the best of its knowledge, the Bank is not aware of any other actions which may impede the acquisition of control or the Issuer by any person.

        (h)  None

        (i)  None

        (j)  None

    Item 5:  Interest in Securities of the Issuer

        (a) Aggregate Number and Percentage of Common Stock Beneficially owned:

                  3,807,500 shares (7,500 shares of which are directly owned by Herman Sarkowsky, director of Seafirst)

        To the best of the Corporations' knowledge, with the exception of Mr. Sarkowsky, none of their respective executive officers or directors beneficially own any Common Stock of the Issuer.

        (b)  (1)  Sole Voting Power:  3,800,000 shares

             (2)  Shared Voting Power:  7,500 shares (owned directly
                                         by Herman Sarkowsky)

             (3)  Sole Dispositive Power:  3,800,000 shares

             (4)  Shares Dispositive Power:  7,500 shares (owned
                                           directly by Herman Sarkowsky)

        (c)  Description of Transactions:

        To the best of the Corporations' knowledge, none of their respective executive officers or directors effected any transactions in the Common Stock of the Issuer during the past sixty (60) days.

        (d)  N/A

        (e)  N/A



    Item 6: Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

             N/A

    Item 7:  Material to be filed as Exhibits

             N/A

                                                               Page 4 of 5 Pages

                                   SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

     Dated:  January 27, 1993              SEATTLE FIRST NATIONAL BANK

                                           BY: /s/ Stanley A. Carlson
                                              ----------------------------
                                                      Signature

                                                Stanley A. Carlson
                                              ----------------------------
                                                         Name

                                                Secretary
                                              ----------------------------
                                                        Title



                                           SEAFIRST COMPORATION

                                           BY: /s/ Stanley A. Carlson
                                              ----------------------------
                                                      Signature

                                                Stanley A. Carlson
                                              ----------------------------
                                                         Name

                                                Secretary
                                              ----------------------------
                                                        Title



                                           BANKAMERICA CORPORATION

                                           BY: /s/ Daniel W. Lally
                                              ----------------------------
                                                      Signature

                                                Daniel W. Lally
                                              ----------------------------
                                                         Name

                                                Senior Counsel
                                              ----------------------------
                                                        Title


                                                               Page 5 of 5 Pages